Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-4

Newbury Street II Acquisition Corp

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Combined Company Common Stock	(1)	Other	9,563,992	$10.95	$104,725,712.40	0.000087	$9,111.14
Fees to be Paid	Equity	Combined Company Common Stock	(2)	Other	52,250,305		229.79	0.000087	0.02
Fees to be Paid	Equity	Combined Company Warrants	(3)	Other	8,949,187			0.000087	0.00
Fees to be Paid	Equity	Combined Company Common Stock issuable upon exercise of Combined Company Warrants	(4)	Other	8,949,187	$12.1760	$108,965,300.91	0.000087	$9,479.98

Total Offering Amounts:							$213,691,243.10		18,591.14
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$18,591.14

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Offering Note(s)

(1)	Upon the closing of the business combination (the “Merger”) described in the proxy statement/prospectus which forms a part of the Registration Statement on Form S-4 (the “Registration Statement”) with which this Calculation of Filing Fee Table is filed as Exhibit 107, Newbury Street II Acquisition Corp, a Cayman Islands exempted company limited by shares (“Newbury Street II”), intends to de-register from the Register of Companies in the Cayman Islands by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation (the “Domestication”). All securities being registered will be issued by the continuing entity following the Domestication (“Combined Company”), which will change its name to Fort Robotics Holdings, Inc. in connection with the Domestication as described in the proxy statement/prospectus.

In connection with the Domestication, each issued and outstanding Class A ordinary share, par value $0.0001 per share (“Newbury Street II Class A Ordinary Shares”), and Class B ordinary share, par value $0.0001 per share (“Newbury Street II Class B Ordinary Shares”), of Newbury Street II will be converted into one share of common stock, par value $0.0001 per share, of Combined Company (the “Combined Company common stock”).

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

The number of shares of Combined Company common stock being registered represents the sum of (i) 3,794,909 shares of Combined Company common stock expected to be issued in exchange for 3,794,909 Newbury Street II Class A Ordinary Shares, including (A) 3,046,534 Newbury Street II Class A Ordinary Shares that were included in the units issued in Newbury Street II’s initial public offering (the “IPO”) that were registered pursuant to the Registration Statement on Form S-1 (SEC File No. 333-281456) (the “IPO Registration Statement”) and offered by Newbury Street II in the IPO (after giving effect to the redemption of 14,203,466 Newbury Street II Class A Ordinary Shares in connection with the extraordinary general meeting held by Newbury Street II on October 28, 2026) and (B) 484,500 Newbury Street II Class A Ordinary Shares that were included in the units issued in a private placement in connection with the IPO (the “Private Placement Units”) to Newbury Street II Acquisition Sponsor LLC (the “Sponsor”); (C) 163,875 Newbury Street II Class A Ordinary Shares underlying the Private Placement Units held by BTIG, LLC (“BTIG”); and (D) 100,000 Newbury Street II Class A Ordinary Shares held by BTIG; and (ii) up to 5,769,083 shares of Combined Company common stock expected to be issued in exchange for the 5,769,083 Newbury Street II Class A Ordinary Shares issuable upon conversion of the 5,769,083 Newbury Street II Class B Ordinary Shares that were initially issued in a private placement prior to the IPO to the Sponsor, equal to (A) 6,118,000 shares of Combined Company common stock corresponding to the 6,118,000 Newbury Street II Class B Ordinary Shares that the Sponsor holds as of November 6, 2026 (including the 1,293,616 Newbury Street II Class B Ordinary Shares to be transferred to certain investors who participate in certain private placements of the Newbury Street II Class A Ordinary Shares (the “PIPE” and such investors, the “PIPE Investors”) in connection with the Closing) minus (B) the 348,917 Newbury Street II Class B Ordinary Shares that will be forfeited at the Closing as described in the proxy statement/prospectus which forms a part of this Registration Statement on Form S-4.

Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is $10.95 (the average of the high and low trading prices of Newbury Street II Class A Ordinary Shares as reported on Nasdaq on November 11, 2026).
(2)	Upon the closing of the business combination (the “Merger”) described in the proxy statement/prospectus which forms a part of the Registration Statement on Form S-4 (the “Registration Statement”) with which this Calculation of Filing Fee Table is filed as Exhibit 107, Newbury Street II Acquisition Corp, a Cayman Islands exempted company limited by shares (“Newbury Street II”), intends to de-register from the Register of Companies in the Cayman Islands by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation (the “Domestication”). All securities being registered will be issued by the continuing entity following the Domestication (“Combined Company”), which will change its name to Fort Robotics Holdings, Inc. in connection with the Domestication as described in the proxy statement/prospectus.

In connection with the Domestication, each issued and outstanding Class A ordinary share, par value $0.0001 per share (“Newbury Street II Class A Ordinary Shares”), and Class B ordinary share, par value $0.0001 per share (“Newbury Street II Class B Ordinary Shares”), of Newbury Street II will be converted into one share of common stock, par value $0.0001 per share, of Combined Company (the “Combined Company common stock”).

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

Represents the estimated maximum number of shares of Combined Company common stock to be issued in connection with the Merger, consisting of (i) up to 50,000,000 shares of Combined Company common stock constituting the Merger Consideration, to be issued to holders of shares of common stock, par value $0.00001 per share, of Fort Robotics (“Fort common stock”) (including shares of Fort common stock issued upon the conversion of each outstanding share of FF Preferred Stock, Series Seed Junior Prime Preferred Stock, Series Seed 2 Junior Prime Preferred Stock, Series B Junior Prime Preferred Stock, Series B Senior Prime Preferred Stock, Series B-1 Preferred Stock and Series B-2 Preferred Stock of Fort Robotics in the Company Preferred Stock Exchange) and to holders of the Pre-Signing Company SAFEs, which amount includes the shares of Combined Company common stock that will underlie the Assumed Options and the warrants of the Combined Company to be issued in exchange for the outstanding warrants to purchase Fort common stock; (ii) up to 499,605 shares of Combined Company common stock to be issued in exchange for the 667,846 shares of Fort common stock to be issued by Fort Robotics to the PIPE Investors immediately prior to the Closing as incentive shares; and (iii) up to 1,750,700 shares of Combined Company common stock to be issued to the holders of the Permitted Company SAFEs, representing the maximum number of shares issuable in respect of the Permitted Company SAFEs based on the $10,000,000 aggregate cap and a discount price of $5.71 per share, each as described in the proxy statement/prospectus which forms a part of this Registration Statement.

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act. Fort Robotics is a private company, no market exists for its securities, and Fort Robotics has an accumulated deficit. Therefore, the proposed maximum aggregate offering price of Fort Robotics securities is one-third of the aggregate principal amount, par value or stated value of the Fort Robotics securities expected to be exchanged upon the Merger.
(3)	Upon the closing of the business combination (the “Merger”) described in the proxy statement/prospectus which forms a part of the Registration Statement on Form S-4 (the “Registration Statement”) with which this Calculation of Filing Fee Table is filed as Exhibit 107, Newbury Street II Acquisition Corp, a Cayman Islands exempted company limited by shares (“Newbury Street II”), intends to de-register from the Register of Companies in the Cayman Islands by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation (the “Domestication”). All securities being registered will be issued by the continuing entity following the Domestication (“Combined Company”), which will change its name to Fort Robotics Holdings, Inc. in connection with the Domestication as described in the proxy statement/prospectus.

In connection with the Domestication, each issued and outstanding Class A ordinary share, par value $0.0001 per share (“Newbury Street II Class A Ordinary Shares”), and Class B ordinary share, par value $0.0001 per share (“Newbury Street II Class B Ordinary Shares”), of Newbury Street II will be converted into one share of common stock, par value $0.0001 per share, of Combined Company (the “Combined Company common stock”).

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

The number of common warrants to purchase shares of Combined Company common stock (the “Combined Company Warrants”) being registered represents (i) the 8,625,000 Newbury Street II Public Warrants that were registered pursuant to the IPO Registration Statement and offered by Newbury Street II in its IPO, and (ii) the 324,187 Newbury Street II Private Placement Warrants that were initially issued as a part of the Private Placement Units to the Sponsor and BTIG in connection with the IPO. In connection with the Domestication, each Newbury Street II Public Warrant and Newbury Street II Private Placement Warrant will be converted into one Combined Company Warrant (such warrants, the “SPAC Legacy Warrants”).

No separate registration fee is required pursuant to Rule 457(i) under the Securities Act.
(4)	Upon the closing of the business combination (the “Merger”) described in the proxy statement/prospectus which forms a part of the Registration Statement on Form S-4 (the “Registration Statement”) with which this Calculation of Filing Fee Table is filed as Exhibit 107, Newbury Street II Acquisition Corp, a Cayman Islands exempted company limited by shares (“Newbury Street II”), intends to de-register from the Register of Companies in the Cayman Islands by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation (the “Domestication”). All securities being registered will be issued by the continuing entity following the Domestication (“Combined Company”), which will change its name to Fort Robotics Holdings, Inc. in connection with the Domestication as described in the proxy statement/prospectus.

In connection with the Domestication, each issued and outstanding Class A ordinary share, par value $0.0001 per share (“Newbury Street II Class A Ordinary Shares”), and Class B ordinary share, par value $0.0001 per share (“Newbury Street II Class B Ordinary Shares”), of Newbury Street II will be converted into one share of common stock, par value $0.0001 per share, of Combined Company (the “Combined Company common stock”).

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

Represents the number of shares of Combined Company common stock issuable upon exercise of the Combined Company Warrants. Each whole SPAC Legacy Warrant will entitle the warrant holder to purchase one share of Combined Company common stock at a price of $11.50 per share.

Calculated in accordance with Rule 457(i) under the Securities Act, based on the sum of (i) $0.676, the average of the high and low prices of the Combined Company Warrants on Nasdaq on November 10, 2026, and (ii) the $11.50 exercise price of the Combined Company Warrants. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the Combined Company Warrants has been allocated to the Combined Company common stock issuable upon exercise of the Combined Company Warrants and included in the registration fee paid in respect of such shares of Combined Company common stock.